From:    Brendan Conway (media)
414-221-4444
brendan.conway@wecenergygroup.com

    Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

February 1, 2024

WEC Energy Group posts 2023 results

MILWAUKEE – WEC Energy Group (NYSE: WEC) today reported net income based on generally accepted accounting principles (GAAP) of $1.3 billion, or $4.22 per share, for 2023. This compares to earnings of $1.4 billion, or $4.45 per share, for 2022.

Full-year 2023 earnings include a non-cash charge of 41 cents per share related to previous capital investments that were disallowed by the Illinois Commerce Commission. Excluding this charge, WEC Energy Group's adjusted earnings for 2023 rose to $4.63 per share – an increase of 4 percent over earnings in 2022.

For the fourth quarter of 2023, WEC Energy Group recorded net income based on GAAP of $218.5 million, or 69 cents per share. This compares to earnings of $252.7 million, or 80 cents per share, for the fourth quarter of 2022.

Excluding the non-cash charge, WEC Energy Group's adjusted earnings for the fourth quarter of 2023 totaled $1.10 per share.

Consolidated revenues for the full year were $8.9 billion, down $704.4 million from revenues in 2022.

“We delivered another year of strong results in 2023, despite an historically warm start to the year and a disappointing regulatory decision in Illinois,” said Gale Klappa, executive chairman. “We have significant growth opportunities ahead. And we will continue to compound value with our focus on the fundamentals — reliability, customer satisfaction, financial discipline, and environmental stewardship.”

For the full year, retail deliveries of electricity – excluding the iron ore mine in Michigan’s Upper Peninsula – were down by 2.6 percent.

Electricity consumption by small commercial and industrial customers was 1.1 percent lower during 2023. Electricity use by large commercial and industrial customers – excluding the iron ore mine – declined by 3.2 percent.

Residential electricity use decreased by 3.6 percent.

On a weather-normal basis, retail deliveries of electricity during 2023 – excluding the iron ore mine – were down by 1.0 percent.

Natural gas deliveries in Wisconsin, excluding natural gas used for power generation, decreased by 9.1 percent during 2023. On a weather-normal basis, natural gas deliveries were 2.4 percent lower during the year.

On Jan. 18, the board of directors declared a quarterly cash dividend of 83.5 cents per share on the company's common stock, an increase of 7 percent over the previous dividend rate. This marks the 21st consecutive year that the company will reward its shareholders with higher dividends.

Earnings per share listed in this news release are on a fully diluted basis.

Non-GAAP Earnings Measures

A reconciliation of GAAP net income and earnings per share to adjusted net income and earnings per share is included below for the full year and quarter ended Dec. 31, 2023. There were no adjustments to GAAP net income or earnings per share in 2022.

	Net Income
(in millions)	2023 Full Year	2023 Q4
WEC Energy Group GAAP	$1,331.7	$218.5
Impairment related to ICC disallowances pre-tax	178.9	178.9
Tax impact	(49.1)	(49.1)
WEC Energy Group Adjusted net income	$1,461.5	$348.3

	Earnings Per Share
	2023 Full Year	2023 Q4
WEC Energy Group GAAP	$4.22	$0.69
Impairment related to ICC disallowances	0.41	0.41
WEC Energy Group Adjusted earnings per share	$4.63	$1.10

Diluted averages shares outstanding (millions)	315.9	315.8

We have provided adjusted earnings (non-GAAP earnings) in this news release as a complement to, and not as an alternative to, reported earnings presented in accordance with GAAP. The adjusted earnings exclude a non-cash impairment charge related to certain previously incurred capital costs that were disallowed by the ICC. The ICC’s disallowance of costs of this nature is highly unusual and not indicative of WEC Energy Group's operating performance. Therefore, we believe that the presentation of adjusted earnings is relevant and useful to investors to understand WEC Energy Group's operating performance. Management uses such measures internally to evaluate the company's performance and manage its operations.

Conference call

A conference call is scheduled for 1 p.m. Central time, Thursday, Feb. 1. The call will review 2023 earnings and the company's outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 888-330-2443 up to 15 minutes before it begins. The number for international callers is 240-789-2728. The conference ID is 3088105.

Conference call access also is available at wecenergygroup.com. Under ‘Webcasts,’ select ‘Q4 Earnings.’ In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its 2023 performance. The materials will be available at 6:30 a.m. Central time, Thursday, Feb. 1.

Replay

A replay will be available on the website and by phone. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through Feb. 15, 2024. Domestic callers should dial 800-770-2030. International callers should dial 647-362-9199. The replay conference ID is 3088105.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.7 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. Another major subsidiary, We Power, designs, builds and owns electric generating plants. In addition, WEC Infrastructure LLC owns a growing fleet of renewable generation facilities in states ranging from South Dakota to Texas.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 35,000 stockholders of record, 7,000 employees and more than $43 billion of assets.

Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management’s expectations and projections regarding earnings, earnings growth rates, dividend payments and future results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “should,” “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company’s service territories; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; unusual, varying or severe weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; electrification initiatives, mandates and other efforts to reduce the use of natural gas; the company’s ability to successfully acquire and/or dispose of assets and projects and to execute on its capital plan; terrorist, physical or cyber-security threats or attacks and data security breaches; construction risks; labor disruptions; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets and shareholder approval of related proposals; changes in tax legislation or our ability to use certain tax benefits and carryforwards; federal, state, and local legislative and regulatory changes, including changes in rate-setting policies or procedures and environmental standards, the enforcement of these laws and regulations or permit conditions and changes in the interpretation of regulations by regulatory agencies; supply chain disruptions; inflation; political or geopolitical developments, including impacts on the global economy, supply chain and fuel prices, generally, from ongoing global conflicts; the impact from any health crises, including epidemics and pandemics; current and future litigation and regulatory investigations, proceedings or inquiries; changes in accounting standards; the financial performance of the American Transmission Company as well as projects in which the company’s energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in the company’s Form 10-K for the year ended December 31, 2022, and in subsequent reports filed with the Securities and Exchange Commission. Except as may be required by law, the company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

WEC ENERGY GROUP, INC.

CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Year Ended
	December 31		December 31
(in millions, except per share amounts)	2023	2022	2023	2022
Operating revenues	$2,217.5	$2,558.4	$8,893.0	$9,597.4

Operating expenses
Cost of sales	761.1	1,235.4	3,191.2	4,358.9
Other operation and maintenance	553.9	580.3	2,100.5	1,938.0
Impairment related to Illinois Commerce Commission disallowances	178.9	—	178.9	—
Depreciation and amortization	324.5	284.6	1,264.2	1,122.6
Property and revenue taxes	57.7	77.7	250.2	253.7
Total operating expenses	1,876.1	2,178.0	6,985.0	7,673.2

Operating income	341.4	380.4	1,908.0	1,924.2

Equity in earnings of transmission affiliates	45.4	46.3	177.5	194.7
Other income, net	46.8	34.7	177.7	128.8
Interest expense	193.5	150.2	726.9	515.1
Other expense	(101.3)	(69.2)	(371.7)	(191.6)

Income before income taxes	240.1	311.2	1,536.3	1,732.6
Income tax expense	21.6	59.0	204.6	322.9
Net income	218.5	252.2	1,331.7	1,409.7

Preferred stock dividends of subsidiary	0.3	0.3	1.2	1.2
Net (income) loss attributed to noncontrolling interests	0.3	0.8	1.2	(0.4)
Net income attributed to common shareholders	$218.5	$252.7	$1,331.7	$1,408.1

Earnings per share
Basic	$0.69	$0.80	$4.22	$4.46
Diluted	$0.69	$0.80	$4.22	$4.45

Weighted average common shares outstanding
Basic	315.4	315.4	315.4	315.4
Diluted	315.8	315.9	315.9	316.1

Dividends per share of common stock	$0.7800	$0.7275	$3.1200	$2.9100

WEC ENERGY GROUP, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)	December 31,	December 31,
(in millions, except share and per share amounts)	2023	2022
Assets
Current assets
Cash and cash equivalents	$42.9	$28.9
Accounts receivable and unbilled revenues, net of reserves of $193.5 and $199.3, respectively	1,503.2	1,818.4
Materials, supplies, and inventories	775.2	807.1
Prepaid taxes	173.9	201.8
Other prepayments	76.8	69.8
Other	223.7	261.7
Current assets	2,795.7	3,187.7

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $11,073.1 and $10,383.8, respectively	31,581.5	29,113.8
Regulatory assets (December 31, 2023 and December 31, 2022 include $85.9 and $92.4, respectively, related to WEPCo Environmental Trust Finance I, LLC)	3,249.8	3,264.6
Equity investment in transmission affiliates	2,005.9	1,909.2
Goodwill	3,052.8	3,052.8
Pension and OPEB assets	870.9	916.7
Other	383.1	427.3
Long-term assets	41,144.0	38,684.4
Total assets	$43,939.7	$41,872.1

Liabilities and Equity
Current liabilities
Short-term debt	$2,020.9	$1,647.1
Current portion of long-term debt (December 31, 2023 and December 31, 2022 include $9.0 and $8.9, respectively, related to WEPCo Environmental Trust Finance I, LLC)	1,264.2	881.2
Accounts payable	896.6	1,198.1
Other	933.1	884.6
Current liabilities	5,114.8	4,611.0

Long-term liabilities
Long-term debt (December 31, 2023 and December 31, 2022 include $85.3 and $94.1, respectively, related to WEPCo Environmental Trust Finance I, LLC)	15,512.8	14,766.2
Deferred income taxes	4,918.5	4,625.6
Deferred revenue, net	356.4	370.7
Regulatory liabilities	3,697.7	3,735.5
Intangible liabilities	594.8	335.4
Environmental remediation liabilities	463.7	499.6
Asset retirement obligations	374.2	479.3
Pension and OPEB obligations	176.0	171.6
Other	659.3	660.6
Long-term liabilities	26,753.4	25,644.5

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 325,000,000 shares authorized; 315,434,531 shares outstanding	3.2	3.2
Additional paid in capital	4,115.9	4,115.2
Retained earnings	7,612.8	7,265.3
Accumulated other comprehensive loss	(7.7)	(6.8)
Common shareholders' equity	11,724.2	11,376.9

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	316.9	209.3
Total liabilities and equity	$43,939.7	$41,872.1

WEC ENERGY GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Year Ended
	December 31
(in millions)	2023	2022
Operating activities
Net income	$1,331.7	$1,409.7
Reconciliation to cash provided by operating activities
Depreciation and amortization	1,264.2	1,122.6
Deferred income taxes and ITCs, net	219.4	280.1
Impairment related to Illinois Commerce Commission disallowances	178.9	—
Contributions and payments related to pension and OPEB plans	(16.7)	(15.1)
Equity income in transmission affiliates, net of distributions	(33.0)	(74.3)
Net change in transmission regulatory assets and liabilities	19.8	(85.8)
Net gain on disposition of assets	(23.8)	(66.2)
Change in –
Accounts receivable and unbilled revenues, net	340.6	(342.1)
Materials, supplies, and inventories	41.9	(171.3)
Amounts recoverable from customers	17.4	60.0
Collateral on deposit	22.1	(108.1)
Other current assets	18.9	(27.7)
Accounts payable	(254.0)	121.5
Other current liabilities	47.5	126.9
Other, net	(156.5)	(169.5)
Net cash provided by operating activities	3,018.4	2,060.7

Investing activities
Capital expenditures	(2,492.9)	(2,314.9)
Acquisition of Whitewater Cogeneration Facility	(76.0)	—
Acquisition of Sapphire Sky Wind Energy LLC, net of cash acquired of $0.3	(442.6)	—
Acquisition of Samson I Solar Energy Center LLC, net of cash acquired of $5.2	(257.3)	—
Acquisition of Red Barn Wind Park	(143.8)	—
Acquisition of West Riverside Energy Center	(95.3)	—
Acquisition of Thunderhead Wind Energy LLC, net of cash acquired of $0.5	—	(382.0)
Capital contributions to transmission affiliates	(63.7)	(45.5)
Proceeds from the sale of assets	32.8	69.0
Proceeds from the sale of investments held in rabbi trust	10.4	15.4
Payments for American Transmission Company LLC's construction costs that will be reimbursed	(19.8)	(24.8)
Reimbursement for American Transmission Company LLC's construction costs	0.1	10.2
Insurance proceeds received for property damage	2.5	41.6
Other, net	(12.6)	(11.4)
Net cash used in investing activities	(3,558.2)	(2,642.4)

Financing activities
Exercise of stock options	6.3	33.6
Purchase of common stock	(16.6)	(69.2)
Dividends paid on common stock	(984.2)	(917.9)
Issuance of long-term debt	2,170.0	1,999.3
Retirement of long-term debt	(1,005.4)	(92.1)
Repayment of short-term loan	(0.8)	—
Change in commercial paper	373.7	(252.6)
Payments for debt extinguishment and issuance costs	(14.2)	(15.6)
Other, net	(6.0)	(9.1)
Net cash provided by financing activities	522.8	676.4

Net change in cash, cash equivalents, and restricted cash	(17.0)	94.7
Cash, cash equivalents, and restricted cash at beginning of year	182.2	87.5
Cash, cash equivalents, and restricted cash at end of year	$165.2	$182.2